UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2008

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) The Company entered into an amendment to its severance agreement with W. Benjamin Moreland, reflecting that Mr. Moreland’s position has changed to President and Chief Executive Officer effective as of July 1, 2008. The amendment makes no other changes to the terms of Mr. Moreland’s severance agreement.

The Company entered into a severance agreement with Jay A. Brown, the Company’s Senior Vice President, Chief Financial Officer and Treasurer. The terms and provisions of the severance agreement are described in “VII. Executive Compensation – Potential Payments Upon Termination of Employment” on pages 48 and 49 of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 8, 2008, which description is incorporated herein by reference (Mr. Brown’s agreement is in the Company’s form of severance agreement for officers other than Messrs. Kelly, Moreland and Hawk, with a defined annual bonus of 65% of his base salary). Such description is qualified in its entirety by reference to the severance agreement entered into with Mr. Brown, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01	– FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Severance Agreement between Crown Castle International Corp. and Jay A. Brown.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

	By:	/s/ E. Blake Hawk
	Name:	E. Blake Hawk
	Title:	Executive Vice President and General Counsel
Date: July 14, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance Agreement between Crown Castle International Corp. and Jay A. Brown.

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